Exhibit 99.1

CLEARWATER, April 8, 2014 / -- In connection with Discount Coupons Corp's  (the "Company") (OTCBB:DCOU) plan to acquire companies in the daily deal industry, on March 31, 2014 the Company acquired the operational assets of Go Charleston Deals, LLC, ("Go Charleston Deals"), a Daily Deal site focusing on merchants and clients in the Charleston, South Carolina market.

Go Charleston Deals focuses on unique deals tailored to local businesses in the Charleston area.

Pat Martin, the Company's CEO, stated: “The asset acquisition of Go Charleston Deals is located in the highly traveled vacation destination of Charleston, South Carolina and already utilizing our Daily Deal Builder platform. We could not be more pleased to have Holly Roberson and her team join the Company. We expect to see Go Charleston Deals continue to grow as the company attempts to expand its territories utilizing the Discount Coupons Corp’s growing database of regions and subscribers through acquisitions. Additionally, Go Charleston Deals brings the Company a strong sales team to continue supporting the region and a solid reputation for delivering quality customers to businesses through daily deals.”

"We’ve previously worked with Tyler and Marc Horne of Daily Deal Builder and it was that favorable relationship that made this opportunity most appealing.   The opportunity to launch Go Charleston Deals into the next level is thrilling,” says Holly Roberson, Managing Member. “We were inspired by the Company’s plan to become a global Daily Deal leader through the acquisition of strong Daily Deal brands like ours and are looking for big things to come. My team and I are also very pleased that we will be able to provide more offerings to both our subscribers and merchants because of the additional support and services that Discount Coupons brings to the table.  We will continue to expand and grow to more areas as more acquisitions and members are added.”

ABOUT DISCOUNT COUPONS CORP:

Discount Coupons Corp, an Internet marketing and technology company, operates in two segments, daily deal site management and full-service digital marketing agency services. The daily deal segment operates daily deal websites that sell discounted vouchers to consumers. Daily deal websites benefit both businesses and consumers. Businesses are provided a Cost Per Acquisition (CPA) type marketing opportunity where they pay a set fee per voucher sold. Consumers purchase discounted vouchers, typically at 50% off retail pricing, which are then redeemed at either a website or a local business. The daily deal segment intends on growing through the acquisition of established daily deal websites. The daily deal segment operates DiscountCoupons.com and other similar properties. DiscountCoupons.com has been in operation since 1997. The agency segment provides businesses with a full range of digital and traditional marketing services including, branding, interactive, advertising, business development, public relations, market research, analytics, photography and creative strategies. Managed interactive marketing channels include, social media, search engine optimization, website concepts and development, graphic design, email marketing, social media marketing and search engine marketing. Discount Coupons Corp is headquartered in Clearwater, Florida.

Forward Looking Statements

Statements made in this press release that express the Company or management's intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will" and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company's actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company's Form S-1, which may be reviewed at www.sec.gov. In addition, you should review the Company's periodic reports also that are available at www.sec.gov. The Company cannot guarantee future financial results, levels of activity, performance or achievements and investors should not place undue reliance on the Company's forward-looking statements. No information contained in this press release should be construed as an indication of the Company's future revenues, future financial performance or its future stock price.   The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

PR CONTACT:

Pat Martin
919-610-4400
pat@discountcoupons.com